UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

6800 N. 79th St., Ste. 200, Niwot, CO 80503

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 449-2100

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 7.01	REGULATION FD DISCLOSURE

Global Healthcare REIT, Inc, (the “Company”) completed, effective December 1, 2018, the operations transfer of its Meadowview nursing home facility in OH to an affiliate of Infinity Health Interests, LLC (“Infinity”). The lease is structured with a lower base rent component than the prior operator but also includes occupancy-based escalators that will better align facility operations with future rental payments. As part of the transition, the Company committed a $250,000 Accounts Receivable Line of Credit (“ARLOC”) to Infinity in order to ensure that no disruptions in management of the facility occur. The ARLOC is secured by a first lien on all the receivables of the facility as well as a personal guarantee from the two principals of Infinity. The Company expects facility level operational performance to quickly improve under Infinity’s stewardship and commitment to the surrounding community.

“We are excited to welcome Infinity to our family of operators and are eager to watch their progress at Meadowview,” stated Zvi Rhine, Global’s President and Chief Financial Officer. “We have engineered a number of successful turnarounds at our facilities over the past few years and are equally confident in Meadowview’s prospects.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: December 4, 2018	/s/ Zvi Rhine
Zvi Rhine, President